EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the use in this Registration Statement on Form S-4 of First Advantage Corporation of our report dated February 15, 2002, except for the subsequent events described in Note 16 to the financial statements as to which the dates are March 15, 2002 and April 1, 2002, relating to the consolidated financial statements of US SEARCH.com Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Century City, California
January 17, 2003